EXHIBIT 2


                                ECI TELECOM LTD.
                              INTERIM CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               AS OF JUNE 30, 2004

                                                                ECI Telecom Ltd.

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004
--------------------------------------------------------------------------------


CONTENTS

                                                                            PAGE

Consolidated Balance Sheets                                                    3

Consolidated Statements of Operations                                          4

Consolidated Statements of Comprehensive Income (Loss)                         5

Consolidated Statements of Changes in Shareholders' Equity                     6

Consolidated Statements of Cash Flows                                          9

Condensed Notes to the Interim Consolidated Financial Statements              12

CONSOLIDATED BALANCE SHEETS AS OF
--------------------------------------------------------------------------------

                                                      JUNE 30           JUNE 30        DECEMBER 31
                                                         2004              2003               2003
                                               --------------    --------------     --------------
                                                  (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                               --------------    --------------     --------------
                                               $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                               --------------    --------------     --------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                             57,891            211,428           145,375
Short-term investments                                20,711             16,806            44,945
Receivables:
 Trade                                               126,512            175,597           166,739
 Other                                                14,748             24,989            17,097
Prepaid expenses                                       4,637              5,144             5,711
Work in progress                                       4,627             15,794            10,498
Inventories                                          162,605            137,788           122,993
Assets - discontinued operations                           -                  -             2,315
                                                    --------           --------          --------
TOTAL CURRENT ASSETS                                 391,731            587,546           515,673
                                                    --------           --------          --------
LONG-TERM RECEIVABLES AND RELATED DEPOSITS, NET      101,975            124,256           106,645
                                                    --------           --------          --------
LONG-TERM DEPOSIT AND MARKETABLE SECURITIES          135,513                  -            65,803
                                                    --------           --------          --------
INVESTMENTS                                           28,060            *30,727            28,916
                                                    --------           --------          --------
PROPERTY, PLANT AND EQUIPMENT
Cost                                                 283,314            282,375           281,491
Less - Accumulated depreciation                      162,731            153,239           158,239
                                                    --------           --------          --------
                                                     120,583            129,136           123,252
                                                    --------           --------          --------
SOFTWARE DEVELOPMENT COSTS, NET                       15,979             17,962            16,289
                                                    --------           --------          --------

GOODWILL AND OTHER INTANGIBLE ASSETS, NET              1,138             13,656            12,186
                                                    --------           --------          --------
OTHER ASSETS                                           8,832             10,629             8,801
                                                    --------           --------          --------

/s/ Doron Inbar                     President, Chief Executive Officer
------------------------------
Doron Inbar

/s/ Giora Bitan                     Executive Vice President,
------------------------------      Chief Financial Officer
Giora Bitan

August 11, 2004


TOTAL ASSETS                                         803,811            913,912           877,565
                                                    --------           --------          --------

                                                                ECI Telecom Ltd.
--------------------------------------------------------------------------------

                                                                  JUNE 30            JUNE 30        DECEMBER 31
                                                                     2004               2003               2003
                                                           --------------     --------------     --------------
                                                              (UNAUDITED)        (UNAUDITED)          (AUDITED)
                                                           --------------     --------------     --------------
                                                           $ IN THOUSANDS     $ IN THOUSANDS     $ IN THOUSANDS
                                                           --------------     --------------     --------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loans and current maturities of long-term debts         22,600            15,000             30,000
Trade payables                                                     73,338            41,576             56,685
Other payables and accrued liabilities                            112,048           126,176            118,026
Liabilities - discontinued operations                                   -               220                735
                                                                 --------          --------           --------

TOTAL CURRENT LIABILITIES                                         207,986           182,972            205,446
                                                                 --------          --------           --------
LONG-TERM LIABILITIES

Banks loans                                                        15,000            45,000             30,000
Other liabilities                                                   6,007             8,243              6,015
Liability for employee severance benefits, net                     24,213            28,897             26,600
                                                                 --------          --------           --------

TOTAL LONG-TERM LIABILITIES                                        45,220            82,140             62,615
                                                                 --------          --------           --------

TOTAL LIABILITIES                                                 253,206           265,112            268,061
                                                                 --------          --------           --------

MINORITY INTEREST                                                   3,823            48,481             39,999
                                                                 --------          --------           --------
SHAREHOLDERS' EQUITY
Ordinary shares NIS 0.12 par value per share,
 Authorized 200,000,000 shares; Issued and
 outstanding 107,937,245 shares as at June
 30, 2003, 108,038,063 as at December 31, 2003
 and 108,445,005 as at June 30, 2004                                6,174             6,160              6,163
Capital surplus                                                   640,217           660,261            662,903
Accumulated other comprehensive loss                                 (688)             (176)            (5,393)
Accumulated deficit                                               (98,921)         *(65,926)           (94,168)
                                                                 --------          --------           --------

TOTAL SHAREHOLDERS' EQUITY                                        546,782           600,319            569,505
                                                                 --------          --------           --------

                                                                 --------          --------           --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        803,811           913,912            877,565
                                                                 ========          ========           ========

*  Restated - see Note 2(D).

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004            (*)2003              2004           (*)2003            (*)2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
Revenues                                   228,552            194,979           121,042            91,515            392,567
Cost of revenues                           138,653            120,227            71,664            57,453            239,298
                                          --------           --------          --------          --------           --------
GROSS PROFIT                                89,899             74,752            49,378            34,062            153,269
Research and development
 costs, net                                 32,108             30,873            16,018            14,796             62,041
Selling and marketing expenses              37,394             35,952            19,534            18,510             73,643
General and administrative
 expenses                                   16,836             23,841             8,789            15,786             38,956
Amortization of acquisition -
 related intangible assets                       -              1,233                 -               441              1,773
Impairment of assets                             -                667                 -               667                667
Restructuring expenses                       2,585              4,441                 -             4,441              8,394
                                          --------           --------          --------          --------           --------
OPERATING INCOME (LOSS)                        976            (22,255)            5,037           (20,579)           (32,205)
Financial expenses                          (3,785)            (5,089)             (891)           (2,185)            (8,534)
Financial income                             4,572              3,622             1,770             1,223              7,791
Other expenses, net                           (313)            (4,993)           (2,308)           (4,767)            (5,376)
                                          --------           --------          --------          --------           --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES
 ON INCOME                                   1,450            (28,715)            3,608           (26,308)           (38,324)
Taxes on income                               (853)            (1,003)             (584)             (403)            (2,141)
                                          --------           --------          --------          --------           --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS AFTER TAXES
 ON INCOME                                     597            (29,718)            3,024           (26,711)           (40,465)
Company's equity in results of
 investee companies, net                    (1,405)            (1,347)             (941)             (286)            (4,334)
Minority interest in results of
 subsidiaries - net                            (42)             1,059                 4               526                 76
                                          --------           --------          --------          --------           --------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS                        (850)           (30,006)            2,087           (26,471)           (44,723)
Loss from
 discontinued operation, net                (3,903)           (12,792)           (5,614)           (8,521)           (26,317)
                                          --------           --------          --------          --------           --------
LOSS FOR THE PERIOD                         (4,753)           (42,798)           (3,527)          (34,992)           (71,040)
                                          ========           ========          ========          ========           ========
EARNINGS (LOSS) PER SHARE
 IN US$
Basic earnings (loss) per share:
Continuing operations                        (0.01)             (0.28)             0.02             (0.25)             (0.41)
Discontinued operations                      (0.04)             (0.12)            (0.05)            (0.08)             (0.24)
                                          --------           --------          --------          --------           --------
Net earnings (loss) per share                (0.04)             (0.40)            (0.03)            (0.32)             (0.66)
                                          ========           ========          ========          ========           ========
Weighted average number of
 shares outstanding used to
 compute basic earnings (loss)
 per share - in thousands                  108,244            107,689           108,347           107,792            107,831
Diluted earnings (loss) per share:
Continuing operation                         (0.01)             (0.28)             0.02             (0.25)             (0.41)
Discontinuing operations                     (0.04)             (0.12)            (0.05)            (0.08)             (0.24)
                                          --------           --------          --------          --------           --------
Net loss per share                           (0.04)             (0.40)            (0.03)            (0.32)             (0.66)
                                          ========           ========          ========          ========           ========
Weighted average number of
 shares outstanding used to
 compute diluted earnings (loss)
 per share - in thousands                  108,244            107,689           114,979           107,792            107,831
                                          ========           ========          ========          ========           ========

(*)   Reclassified as a result of discontinued operation - see Note 6.

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
--------------------------------------------------------------------------------

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
Net loss for the period                     (4,753)           (42,798)           (3,527)          (34,992)           (71,040)

Other comprehensive income (loss):

Changes in the fair value of
 financial instruments                       5,987              1,656             1,393               292             (4,843)
Realization of gain on
 available for sale securities              (1,282)                 -                 -                  -                  -
Unrealized holding gain on
 available for sale
 securities arising during
 the period, net                                 -                  -                 -               (10)             1,282
                                          --------           --------          --------          --------           --------

Total other comprehensive
 income (loss)                               4,705              1,656             1,393               282             (3,561)
                                          --------           --------          --------          --------           --------

COMPREHENSIVE INCOME
 (LOSS)                                        (48)           (41,142)           (2,134)          (34,710)           (74,601)
                                          ========           ========          ========          ========           ========


The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                              ACCUMULATED                     TOTAL
                                                              NUMBER                                OTHER                    SHARE-
                                                                  OF     SHARE     CAPITAL  COMPREHENSIVE   ACCUMULATED    HOLDERS'
                                                              SHARES   CAPITAL     SURPLUS  INCOME (LOSS)       DEFICIT      EQUITY
                                                         -----------   -------    --------  -------------   -----------    --------
                                                                             $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                                         -----------   -------    --------  -------------   -----------    --------
BALANCE AT JANUARY 1, 2004 (AUDITED)                     108,038,063     6,163     662,903         (5,393)      (94,168)    569,505

Unaudited

Net loss for the six months ended June 30, 2004                    -         -           -              -        (4,753)     (4,753)
Employee stock options exercised and paid, net               406,942        11         670              -             -         681
Amortization of deferred compensation expenses                     -         -       1,420              -             -       1,420
Realization of gain on available for sale securities               -         -           -         (1,282)            -      (1,282)
Changes in the fair value of financial instruments                 -         -           -          5,987             -       5,987
Distribution of shares in a subsidiary as dividend in
 kind (see Note 5(A))                                              -         -     (24,776)             -             -     (24,776)
                                                         -----------    ------    --------       --------     ---------    --------
BALANCE AT JUNE 30, 2004 (UNAUDITED)                     108,445,005     6,174     640,217           (688)      (98,921)    546,782
                                                         ===========    ======    ========       ========     =========    ========

Balance at January 1, 2003 (audited)                     107,512,612     6,152     658,425         (1,832)    *(23,128)     639,617

Unaudited

Net loss for the six months ended June 30, 2003                    -         -           -              -       (42,798)    (42,798)
Shares issuance to employees                                 424,633         8         647              -             -         655
Changes in the fair value of financial instruments                 -         -           -          1,656             -       1,656
Amortization of deferred compensation expenses                     -         -       1,189              -             -       1,189
                                                         -----------    ------    --------       --------     ---------    --------
Balance at June 30, 2003 (unaudited)                     107,937,245     6,160     660,261           (176)      (65,926)    600,319
                                                         ===========    ======    ========       ========     =========    ========

*  Restated - see Note 2(D)

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                              ACCUMULATED                     TOTAL
                                                              NUMBER                                OTHER                    SHARE-
                                                                  OF     SHARE     CAPITAL  COMPREHENSIVE   ACCUMULATED    HOLDERS'
                                                              SHARES   CAPITAL     SURPLUS  INCOME (LOSS)       DEFICIT      EQUITY
                                                         -----------   -------    --------  -------------   -----------    --------
                                                                             $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                                         -----------   -------    --------  -------------   -----------    --------
BALANCE AT APRIL 1, 2004 (UNAUDITED)                     108,243,972     6,168     664,676         (2,081)      (95,394)    573,369

Unaudited

Net loss for the three months ended June 30, 2004                  -         -           -              -        (3,527)     (3,527)
Employee stock options exercised and paid, net               201,033         6         105              -             -         111
Amortization of deferred compensation expenses                     -         -         212              -             -         212
Changes in the fair value of financial instruments                 -         -           -          1,393             -       1,393
Distribution of shares in a subsidiary as dividend in
 kind (see Note 5(A))                                              -         -     (24,776)             -             -     (24,776)
                                                         -----------    ------    --------       --------     ---------     --------
BALANCE AT JUNE 30, 2004                                 108,445,005     6,174     640,217           (688)      (98,921)    546,782
                                                         ===========    ======    ========       ========     =========     ========

Balance at April 1, 2003 (unaudited)                     107,719,744     6,156     658,756           (458)    *(30,934)     633,520

Unaudited

Net loss for the three months ended June 30, 2003                  -         -           -              -       (34,992)    (34,992)
Share issuance to employees                                  217,501         4         316              -             -         320
Net unrealized gain on available for sale securities               -         -           -            (10)            -         (10)
Amortization of deferred compensation expenses                     -         -       1,189              -             -       1,189
Change in the fair value of financial instruments                  -         -           -            292             -         292
                                                         -----------    ------    --------       --------     ---------     --------
Balance at June 30, 2003                                 107,937,245     6,160     660,261           (176)      (65,926)    600,319
                                                         ===========    ======    ========       ========     =========     ========

*  Restated - see Note 2(D)

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                              ACCUMULATED                     TOTAL
                                                              NUMBER                                OTHER                    SHARE-
                                                                  OF     SHARE     CAPITAL  COMPREHENSIVE   ACCUMULATED    HOLDERS'
                                                              SHARES   CAPITAL     SURPLUS  INCOME (LOSS)       DEFICIT      EQUITY
                                                         -----------   -------    --------  -------------   -----------    --------
                                                                             $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                                         -----------   -------    --------  -------------   -----------    --------
Balance at January 1, 2003 (Audited)                     107,512,612     6,152     658,425         (1,832)     (23,128)     639,617

Audited

Net loss for the year ended December 31, 2003                      -         -           -              -      (71,040)     (71,040)
Employee stock options exercised and paid, net               100,818         3         263              -            -          266
Share issuance to employees                                  424,633         8         647              -            -          655
Amortization of deferred compensation expenses                     -         -       3,568              -            -        3,568
Changes in the fair value of financial instruments                 -         -           -         (4,843)                   (4,843)
Net unrealized gain on available for sale securities               -         -           -          1,282            -        1,282
                                                         -----------    ------    --------       --------     ---------     --------

Balance at December 31, 2003 (Audited)                   108,038,063     6,163     662,903         (5,393)     (94,168)     569,505
                                                         ===========    ======    ========       ========     =========     ========



The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
CASH FLOWS FOR OPERATING
ACTIVITIES

Loss for the period                         (4,753)           (42,798)           (3,527)          (34,992)           (71,040)

ADJUSTMENTS TO RECONCILE LOSS TO
 CASH PROVIDED BY OPERATING
 ACTIVITIES:

Depreciation and amortization               18,650             21,559             8,648            10,250             41,622
Amortization of deferred
 compensation (including
 subsidiaries)                               1,420              1,189               212             1,189              3,568
Loss (gain) on sale of property
 and equipment                                (422)               372              (192)              224              1,362
Impairment of assets                             -              6,686                 -             6,686              6,686
Capital losses, net                          4,073              4,762             3,623             3,944              4,862
Capital gain from sale of an
 operation                                 (24,186)                 -                 -                 -                  -
Other - net (mainly deferred                 1,066              6,650               675             6,447              7,066
taxes)
Company's equity in results of
 investee companies                          1,405              1,347               941               286              4,334
Minority interest in net results
 of subsidiaries                              (126)            (8,393)           (1,410)           (6,164)           (16,956)
Loss (gain) from marketable
 securities                                  1,308                (52)            1,916                (1)              (111)
Decrease in trade
 receivables (including
non-current
 maturities of bank deposits and
 trade receivables)                         23,771             48,602             1,329            32,434             69,069
Decrease (increase) in other
 receivables                                 8,351                113             2,015            (2,653)             9,531
Decrease (increase) in prepaid
 expenses                                      398               (843)            2,061               665             (1,410)
Decrease (increase) in work
 in progress                                 5,871             (2,104)             (850)           (2,280)             3,192
Decrease (increase) in                     (44,550)            11,900           (21,736)            6,296             24,149
inventories
Increase (decrease) in trade                18,960               (696)            8,349            (7,591)            14,413
payables
Increase (decrease) in other
payable
 and accrued liabilities                     3,312             (9,142)            5,958             1,865            (23,500)
Decrease in other long-term
 liabilities                                    (8)              (136)               (2)              (30)            (2,364)
Increase (decrease) in liability
 for employee severance benefits
 net                                        (2,078)             2,640               (24)            3,295                537
                                          --------           --------          --------          --------           --------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES                                 12,462             41,656             7,986            19,870             75,010
                                          ========           ========          ========          ========           ========

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT'D)
--------------------------------------------------------------------------------

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
CASH FLOWS FOR
 INVESTING ACTIVITIES
Investments in deposits, net                 2,972             (9,914)              617               552            (22,563)
Software development
 costs capitalized                          (6,106)            (5,864)           (3,014)           (2,866)           (11,364)
Investment in property, plant
 and equipment                             (14,866)            (3,520)           (7,881)           (1,836)           (11,347)
Proceeds from sale of
 property, plant and equipment               1,010                488               555               261                878
Investment in
 investee companies                           (645)               (90)             (645)              (57)              (203)
Investment in marketable
 securities                                (54,740)            (6,367)          (29,694)           (1,000)           (80,317)
Purchase of technology                           -               (869)                -                 -               (869)
Proceeds from realization of
 consolidated subsidiary and
 operations (see Note A)                    35,000              9,100                 -             9,100              9,100
                                          --------           --------          --------          --------           --------
NET CASH (USED IN) PROVIDED
 BY INVESTING ACTIVITIES                   (37,375)           (17,036)          (40,062)            4,154           (116,865)
                                          --------           --------          --------          --------           --------
CASH FLOWS FOR
 FINANCING ACTIVITIES
Repayment of loans from
 banks                                     (22,500)          (100,000)                -           (78,168)          (100,000)
Increase (decrease) in short
 term credit, net                              100            (70,012)          (14,900)          (45,017)           (70,012)
Proceeds from share
 issuance                                      681                655               111               320                921
Exercise of employee stock
 options in a subsidiary                       120                  -                 -                 -                  -
Disposition of a consolidated
 subsidiary as a dividend in
 kind (see Note B)                         (39,981)                 -           (39,981)                -                  -
                                          --------           --------          --------          --------           --------
NET CASH USED IN FINANCING
 ACTIVITIES                                (61,580)          (169,357)          (54,770)         (122,865)          (169,091)
                                          --------           --------          --------          --------           --------
Effect of change in
 exchange rate on cash                        (991)              (484)             (656)             (388)              (508)
                                          --------           --------          --------          --------           --------
CHANGES IN CASH AND CASH
 EQUIVALENTS                               (87,484)          (145,221)          (87,502)          (99,229)          (211,274)
CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                    145,375            356,649           145,393           310,657            356,649
                                          --------           --------          --------          --------           --------
CASH AND CASH EQUIVALENTS
 AT END OF PERIOD                           57,891            211,428            57,891           211,428            145,375
                                          ========           ========          ========          ========           ========

The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

A. PROCEEDS FROM REALIZATION OF CONSOLIDATED SUBSIDIARY AND OPERATIONS

A breakdown of the book value of the assets and liabilities of a subsidiary and operations that were sold is as follows:

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
Net current assets
 (other than cash)                           8,831              8,257                 -             8,257              8,257
Property, plant, equipment
 and other assets, net                       1,983                843                 -               843                843
Capital gain                                24,186                  -                 -                 -                  -
                                          --------           --------          --------          --------           --------
                                            35,000              9,100                 -             9,100              9,100
                                          ========           ========          ========          ========           ========

B. DISPOSITION OF A CONSOLIDATED SUBSIDIARY AS DIVIDEND IN KIND:

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
Working capital (other than
 cash)                                      15,471                  -            15,471                 -                  -
Short-term investments                     (10,822)                 -           (10,822)                -                  -
Property, plant and
 equipment, net                              4,175                                4,175
Long-term deposits and                                              -                                   -                  -
 marketable securities                       5,494                  -             5,494                 -                  -
Goodwill and other assets                   10,942                  -            10,942                 -                  -
Long-term liabilities                         (309)                 -              (309)                -                  -
Minority interest                          (36,475)                 -           (36,475)                -                  -
Capital surplus                            (24,776)                 -           (24,776)                -                  -
Loss from disposition                       (3,681)                 -            (3,681)                -                  -
                                          --------           --------          --------          --------           --------
                                           (39,981)                 -           (39,981)                -                  -
                                          ========           ========          ========          ========           ========

C.       NON CASH ACTIVITIES

Sale of fixed assets in
 return for shares in
 investee company                                 -                 -                 -                 -              1,053

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -GENERAL

         The interim financial statements are prepared in a condensed format, as of June 30, 2004 and for the six and three-month periods then ended. The interim consolidated financial statements should be read in conjunction with Company's annual consolidated financial statements as of December 31, 2003 and the accompanying notes thereto.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         A. The accounting policies applied in the preparation of these interim consolidated financial statements are identical with those applied in the preparation of the latest annual consolidated financial statements.

         B. The interim consolidated financial statements are prepared in accordance with accounting principles for preparation of financial statements for interim periods.

         C. Certain amounts in prior years' financial statements have been reclassified to conform to the current year's presentation. See also Note 6.

         D. In December 2002, the Company entered into a transaction pursuant to which it transferred the VOIP and other activities, including certain related net assets with a book value of $ 19.6 million, of the business NGTS, plus $10 million in cash, to NexVerse Networks, in exchange for approximately 43% (fully diluted 36%) of the shares of NexVerse. The name of the Company resulting from this transaction was changed to Veraz Networks and ECI's investment in Veraz is being accounted for by the equity method and was initially recorded at the amount of $ 29.6 million.

                  During 2003 a third party valuation commissioned by Veraz was finalized, which evaluated among other things, the fair value of the shares transferred to ECI as of December 31, 2002. The valuation indicated that the fair market value as of December 31, 2002 of the Veraz shares held by ECI to be $ 22.8 million. Due to the fact that the value of the shares received by ECI was less than the value of the assets transferred, ECI reduced its investment in Veraz by $ 6.8 million, resulting in an additional charge to earnings in 2002.

                  The following represents the effects of the restatement on the Consolidated Balance Sheet as of June 30, 2003.

                  Consolidated Balance Sheet
                  ($ in thousands)                  AS REPORTED      AS RESTATED
                                                    -----------      -----------
                  Investments                          37,510          30,727
                  Accumulated deficit                 (59,143)        (65,926)

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - FINANCIAL STATEMENTS DENOMINATED IN U.S. DOLLARS

         The interim consolidated financial statements have been prepared in accordance with US GAAP on the basis of historical cost convention and denominated in U.S. dollars.


NOTE 4 - SHAREHOLDERS' EQUITY

         1.   SHARE INCENTIVE AND STOCK OPTION PLAN

         A.   Stock options under the ECI Plans are as follows:

                                                                               SIX MONTHS
                                                                                    ENDED         YEAR ENDED
                                                                         ----------------   ----------------
                                                                                  JUNE 30        DECEMBER 31
                                                                                     2004               2003
                                                                         ----------------   ----------------
                                                                         NUMBER OF SHARES   NUMBER OF SHARES
                                                                         ----------------   ----------------
              Total number authorized at beginning of period                  29,760,700        26,760,700
              Increase in number authorized during period                              -         3,000,000
              Options unexercised at beginning of period                     (19,067,545)      (12,349,747)
              Exercised till beginning of period                              (2,129,800)       (2,028,982)
              Granted during period                                           (2,903,596)      (10,523,271)
              Cancelled during period                                          1,791,860         3,704,655
                                                                             -----------       -----------
              Authorized for future grant at end of period                     7,451,619         8,563,355
                                                                             ===========       ===========
              Exercised during the period *                                      406,942           100,818
                                                                             ===========       ===========

              *Average price of options exercised during period (in US$)            1.67              2.62
                                                                             ===========       ===========

              Options unexercised at end of period                            19,772,339        19,067,545
                                                                             ===========       ===========
              Options may be exercised as follows (1):
              First year or thereafter                                        16,958,736        16,540,199
              Second year or thereafter                                        1,214,383         1,911,858
              Third year or thereafter                                         1,599,220           615,488
                                                                             -----------       -----------
                                                                              19,772,339        19,067,545
                                                                             ===========       ===========

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - SHAREHOLDERS' EQUITY (CONT'D)

         1.       SHARE INCENTIVE AND STOCK OPTION PLAN (CONT'D)

         B. To be paid in ILS based on the rate of exchange of the dollar on the date of payment as follows:

                                                      JUNE 30        DECEMBER 31
                                                         2004               2003
                                             ----------------   ----------------
                  DOLLARS PER SHARE          NUMBER OF SHARES   NUMBER OF SHARES
                                             ----------------   ----------------
                  Zero                             2,751,441         2,942,728
                  1.31 - 3.17                      2,259,938         2,587,619
                  3.24                             4,946,856         5,124,326
                  3.25 - 7.61                      3,470,430           598,334
                  14 - 21                            825,274         1,134,842
                  23.85 - 26.38                      173,500           183,500
                  26.66                            3,284,622         3,985,054
                  27.51 - 29.53                    1,417,828         1,792,292
                  30 - 40                            642,500           718,850
                                                 -----------       -----------
                                                  19,772,339        19,067,545
                                                 ===========       ===========

         2.       FAIR VALUE METHOD

         A.       In October 1995 the Financial Accounting Standards Board
                  (FASB) issued SFAS 123 "Accounting for Stock-based Compensation" which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option.

                  As required by SFAS 123, the Company has determined the weighted average fair value of stock-based arrangements grants during the reporting period to be $ 3.01. The fair values of stock based compensation awards granted were estimated using the "Black - Scholes" option pricing model with the following assumptions.

                                                      OPTION           EXPECTED          RISK FREE
                                                        TERM         VOLATILITY      INTEREST RATE
                                                     -------        -----------     --------------
                  PERIOD OF GRANT                       TERM         VOLATILITY      INTEREST RATE
                                                     -------        -----------     --------------
                  Six months ended June 30, 2004          5               70.0                1.0%
                  Six months ended June 30, 2003          5               68.9                1.0%
                  Three months ended June 30, 2004        5               70.0                1.0%
                  Three months ended June 30, 2003        5               68.9                1.0%
                  Year ended December 31, 2003            5               70.0                1.0%

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - SHAREHOLDERS' EQUITY (CONT'D)

         2.       FAIR VALUE METHOD (CONT'D)

         B. Had the compensation expenses for stock options granted under the Company's stock option plans been determined based on fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss and net loss per share would have been as follows:

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
         Net loss
         As reported                        (4,753)           (42,798)           (3,527)          (34,992)           (71,040)
         Add: Stock based
          employee
          compensation
          expenses included
          in reported net
          income, net of
          related tax effects                1,420              1,189               212                 -              3,568

         Deduct: Total
          stock-based
          employee
          compensation
          expenses
          determined under
          fair value based
          method for all
          awards, net of
          related tax effects               (3,623)           (19,625)           (1,601)              (38)           (23,450)
                                          --------           --------          --------          --------           --------

         Pro forma net loss                 (6,956)           (61,234)           (4,916)          (35,030)           (90,922)
                                          ========           ========          ========          ========           ========

         Basic and diluted
          loss per share ($)

         As reported                         (0.04)             (0.40)            (0.03)            (0.32)             (0.66)

         Pro forma                           (0.06)             (0.56)            (0.05)            (0.32)             (0.84)

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - MATERIAL EVENTS IN THE CURRENT PERIOD

         A.       ECTEL

         1. On February 9, 2004, ECtel, then a subsidiary of the Company, signed a definitive agreement to sell its Government Surveillance business to Verint Systems Inc. for $ 35 million in cash. According to the terms of the transaction, ECtel transferred to Verint various assets and liabilities relating to its Government Surveillance business and undertook certain commitments to Verint. ECtel recorded during the first quarter of 2004 in respect of this transaction a gain of $24.2 million (see Note 6B).

         2. On March 9, 2004, the Board of Directors of ECI decided, in principle, that ECI would distribute 7.6 million of its shares in ECtel Ltd. to ECI's shareholders. Before distribution, ECI held approximately 10.5 million, or 58%, of ECtel's shares. After distribution of the shares, ECI holds approximately 16% of ECtel's outstanding shares.

                  On April 28, 2004, after the Company has obtained court approval and the consent of its banks, the Board of Directors declared a distribution of 7.6 million shares of ECtel to the Company's shareholders of record on May 5, 2004. The shares were distributed on May 10, 2004.

                  The undistributed shares are presented as available for sale investment. Furthermore, the Company recorded a loss from a permanent decline in value of the shares of ECtel in an amount of $ 2,469 thousand (see also Note 6C).

         B.       RESTRUCTURING EXPENSES

         Following the Company's Board of Directors' decision to focus on its two core activities, in the previous quarter, the Company recorded $
         2.6 million in restructuring expenses associated with the completion of reorganization plan and the integration of Lightscape Optical Networks and Enavis Networks into the Optical Networks Division. The expenses were due to abandonment of several leased buildings.

NOTE 6 - DISCONTINUED OPERATIONS

         A. During the third quarter of 2002, the Company's Board of Directors decided on a plan to sell the operations of the InnoWave segment, which specialized in development of solutions for broadband wireless access to communications networks.

                  In April 2003, the Company signed an agreement with Alvarion to sell the InnoWave operation. The total value of the transaction was approximately $ 20 million, consisting of a cash consideration paid by Alvarion and the cash balances withdrawn by ECI at closing. In addition, Alvarion granted warrants to purchase 200,000 Alvarion shares over a period of five years at an exercise price of $ 3 per share (of which, warrants to purchase 50,000 were transferred to certain key employees of InnoWave transferred to Alvarion).

                  In the previous quarter, the Company sold all the shares it had obtained from exercising the aforementioned warrants. The gain from the sale of the shares amounted to $ 1.5 million.

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - DISCONTINUED OPERATIONS (CONT'D)

         B. During 2003, ECtel's Board of Directors decided on a plan to sell the operations of the Government surveillance business of ECtel, which provides telecommunication monitoring needs to government agencies.

                  The Company found a purchaser for the Government segment, and in February 2004 signed a definitive agreement with him (see
                  Note 5A (1)).

         C. In May 2004, the Company distributed 7.6 million shares of ECtel to its shareholders. After the distribution of the shares , ECI holds approximately 16% of ECtel's outstanding shares. Accordingly, the result of ECtel for all periods reported were reclassified to one line in the statement of operations following the result from continuing operations.

         Set forth below is detail of the assets and liabilities of the discontinued activities on June 30, 2004:

                                                              JUNE 30           JUNE 30        DECEMBER 31
                                                                 2004              2003               2003
                                                       --------------    --------------     --------------
                                                          (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                                       --------------    --------------     --------------
                                                       $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                                       --------------    --------------     --------------
         Assets relating to discontinued segment
          and discontinued operations*

         Trade and other receivables                          -                   -                 -
         Inventory                                            -                   -               332
         Long-term receivables                                -                   -                 -
         Property, plant and equipment                        -                   -             1,394
         Other assets                                         -                   -               589
                                                         ------              ------            ------
                                                              -                   -             2,315
                                                         ======              ======            ======

                                                              JUNE 30           JUNE 30        DECEMBER 31
                                                                 2004              2003               2003
                                                       --------------    --------------     --------------
                                                          (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                                       --------------    --------------     --------------
                                                       $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                                       --------------    --------------     --------------
         Liabilities relating to discontinued segment
          and discontinued operations*

         Trade payables                                       -                120                  -
         Other payables                                       -                100                541
                                                         ------              ------            ------
         Liabilities for employee severance benefit, net      -                  -                194
                                                              -                220                735
                                                         ======              ======            ======

* The assets and liabilities as of December 31, 2003 - related to the discontinued Government operations.

   The assets and liabilities as of June 30, 2003 - related to the discontinued Inowave segment.

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - DISCONTINUED OPERATIONS (CONT'D)

         Set forth below are the results of operations of the discontinued segments

                                              SIX MONTHS ENDED                    THREE MONTHS ENDED               YEAR ENDED
                                     ---------------------------------    --------------------------------     --------------
                                            JUNE 30            JUNE 30           JUNE 30           JUNE 30        DECEMBER 31
                                               2004               2003              2004              2003               2003
                                     --------------     --------------    --------------    --------------     --------------
                                        (UNAUDITED)        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)          (AUDITED)
                                     --------------     --------------    --------------    --------------     --------------
                                     $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                     --------------     --------------    --------------    --------------     --------------
         Revenues                            3,948             28,745               578            10,097             44,697

         Expenses                          *(7,851)           (41,537)          *(6,192)          (18,618)           (71,014)
                                          --------           --------          --------          --------           --------

         Net results                        (3,903)           (12,792)           (5,614)           (8,521)           (26,317)
                                          ========           ========          ========          ========           ========

* Including loss from disposition of $3,681 thousands.


NOTE 7 - SEGMENT REPORTS

         1.       SEGMENT ACTIVITIES DISCLOSURE:

         Segment information is presented in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard is based on a management approach, which requires segmentation based upon the Company's internal organization and internal financial reports to the management. The Company's internal financial reporting systems present various data for management to run the business, including profit and loss statements (P&L).

         2.       OPERATIONAL SEGMENT DISCLOSURE:

         The following financial information is the information that management uses for analyzing the business results. The figures are presented as presented to management.

                                                           SIX MONTHS ENDED JUNE 30, 2004
                                       ----------------------------------------------------------------------
                                              OPTICAL          BROADBAND
                                             NETWORKS             ACCESS             OTHER       CONSOLIDATED
                                       --------------     --------------    --------------     --------------
                                          (UNAUDITED)        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
                                       --------------     --------------    --------------     --------------
                                       $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                       --------------     --------------    --------------     --------------
         Revenues                            113,250             98,665            16,637            228,552
                                            ========           ========          ========           ========
         Operating profit (loss)              (1,911)             8,596            (5,709)               976
                                            ========           ========          ========           ========

                                                                ECI Telecom Ltd.

CONDENSED NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - SEGMENT REPORTS (CONT'D)

         2.       OPERATIONAL SEGMENT DISCLOSURE: (CONT'D)

                                                          SIX MONTHS ENDED JUNE 30, 2003(*)
                                       ----------------------------------------------------------------------
                                              OPTICAL          BROADBAND
                                             NETWORKS             ACCESS             OTHER       CONSOLIDATED
                                       --------------     --------------    --------------     --------------
                                          (UNAUDITED)        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
                                       --------------     --------------    --------------     --------------
                                       $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                       --------------     --------------    --------------     --------------
         Revenues                             82,051             95,383            17,545           194,979
                                           =========          ==========       ==========         =========
         Operating profit (loss)             (21,723)             9,764           (10,296)          (22,255)
                                           ---------          ----------       ----------         ---------

                                                          THREE MONTHS ENDED JUNE 30, 2004
                                       ----------------------------------------------------------------------
                                              OPTICAL          BROADBAND
                                             NETWORKS             ACCESS             OTHER       CONSOLIDATED
                                       --------------     --------------    --------------     --------------
                                          (UNAUDITED)        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
                                       --------------     --------------    --------------     --------------
                                       $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                       --------------     --------------    --------------     --------------
         Revenues                             61,044             50,960             9,038           121,042
                                           =========          ==========       ==========         =========
         Operating profit (loss)               1,107              5,271            (1,341)             5,037
                                           ---------          ----------       ----------         ---------

                                                         THREE MONTHS ENDED JUNE 30, 2003(*)
                                       ----------------------------------------------------------------------
                                              OPTICAL          BROADBAND
                                             NETWORKS             ACCESS             OTHER       CONSOLIDATED
                                       --------------     --------------    --------------     --------------
                                          (UNAUDITED)        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
                                       --------------     --------------    --------------     --------------
                                       $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                       --------------     --------------    --------------     --------------
         Revenues                             39,614             44,553             7,348             91,515
                                           =========          ==========       ==========         =========
         Operating profit (loss)             (15,473)             4,209            (9,315)           (20,579)
                                           ---------          ----------       ----------         ---------

                                                           YEAR ENDED DECEMBER 31, 2003(*)
                                       ----------------------------------------------------------------------
                                              OPTICAL          BROADBAND
                                             NETWORKS             ACCESS             OTHER       CONSOLIDATED
                                       --------------     --------------    --------------     --------------
                                          (UNAUDITED)        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
                                       --------------     --------------    --------------     --------------
                                       $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS
                                       --------------     --------------    --------------     --------------
         Revenues                            177,706            182,290            32,571           392,567
                                           =========          ==========       ==========         =========
         Operating profit (loss)             (37,196)            15,950           (10,959)          (32,205)
                                           ---------          ----------       ----------         ---------

        (*) Reclassified as a result of discontinued operation - (see Note 6).